(Last Revised 2/3/2001)

Exhibit 21 – Subsidiaries of Registrant

AZZ incorporated 75-0948250 3/26/56

TX TX

Aztec Industries, Inc.

75-1318815 8/21/69

MS MS

The Calvert Company, Inc.

64-0792921 9/28/90

MS MS

Gulf Coast Galvanizing, Inc.

75-2493283 1/28/94

AL AL

Arkgalv, Inc. ( d/b/a Arkansas Galvanizing, Inc.) 75-2254883 11/29/88

AR AR

Arbor-Crowley, Inc.

51-0337454 12/3/91

TX DE

Atkinson Industries, Inc.

48-0126010 1/23/36

KS KS

Aztec Industries, Inc. - Moss Point 75-2107319 3/1/86

MS MS

AZZ GP, LLC

No FEIN 9/30/2000

TX DE

1% General Partner

AZZ LP, LLC

No FEIN 9/30/2000

TX DE

99% Limited Partner

AZZ Holdings, Inc.

51-0337457 12/3/91

DE DE

Arizona Galvanizing, Inc.

75-2508628 4/28/93

AZ AZ

Hobson Galvanizing, Inc.

72-1350019 4/4/97

LA LA

Automatic Processing Incorporated 64-0594499 1/6/77

MS MS

AZZ Group, LP 75-2403898 9/30/00

TX DE

1% General Partner

Aztec Manufacturing Partnership, Ltd.

75-2403896 TX 12/4/91 TX

Aztec Manufacturing-Waskom Partnership, Ltd.

75-2403909 TX 12/4/91 TX

Rig-A-Lite Partnership, Ltd. 75-0353821 TX 12/4/91 TX

International Galvanizers Partnership, Ltd.

76-0553184 11/26/97

TX TX

Drilling Rig Electrical Systems Co. Partnership, Ltd.

TX 75-2733744 TX

12/29/97

99% Limited Partner

CGIT Westboro, Inc.

75-2832437 9/1/99

MA DE

Westside Galvanizing Services, Inc.

72-0866859 2/1/2000

LA DE

Central Electric Company 43-0995652

MO 7/72 MO

Carter and Crawley, Inc.

75-2960819

SC 11/01 DE

Central Electric Manufacturing Company 43-0716500

MO 5/56 MO

Electrical Power Systems, Inc.

43-1759385 OK 10/96 MO

Clark Control Systems, Inc.

63-1148768

TN 1/01 MO

0101-0137123

Reporting Legend:

Domestic Corporation

Domestic Limited Partnership

Domestic LLC

Domestic “Check-the-Box” Limited Partnership

State of Formation

Footnote Reference

AZZ 75-2222222 TX 3/29/59 DE

FEIN

Date of Formation State of Commercial Domicile